Filed pursuant to Rule 424(b)(5)
Registration No. 333-226334

PROSPECTUS SUPPLEMENT (To Prospectus dated August 7, 2018)

1,500,000 Shares

Common Stock

We are offering 1,500,000 shares of our common stock pursuant to this prospectus supplement and the accompanying base prospectus.

Our common stock trades on the Nasdaq Global Market under the symbol “IIN.” The last reported sale price of our common stock on August 14, 2018 was $68.60 per share.

We have entered into an equity purchase agreement with our directors and officers listed in “Use of Proceeds” to repurchase, following the closing of this offering, an aggregate of 500,000 shares of our common stock from such directors and officers at a price equal to the net proceeds per share that we will receive from this offering, before expenses. We intend to use a portion of the net proceeds from this offering to fund such repurchase.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 1 of the accompanying base prospectus.

	Per Share	Total

Public offering price	$55.00	$82,500,000

Underwriting discounts and commissions (1)	$ 3.30	$ 4,950,000

Proceeds, before expenses, to us	$51.70	$77,550,000

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting.”

We have granted the underwriters an option for a period of 30 days to purchase up to an additional 225,000 shares of our common stock. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $5,692,500 and the total proceeds to us, before expenses, will be $89,182,500.

The underwriters expect to deliver the shares of common stock on or about August 20, 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sole Bookrunning Manager

Stifel

Co-Managers

B. Riley FBR	Dougherty & Company

The date of this prospectus supplement is August 15, 2018

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission, referred to herein as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we are offering to sell shares of our common stock using this prospectus supplement and the accompanying base prospectus. In this prospectus supplement, we provide you with specific information about the terms of this offering and the shares of common stock that we are selling in this offering. Both this prospectus supplement and the accompanying base prospectus include important information about us, the shares of common stock being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying base prospectus. You should read this prospectus supplement, the accompanying base prospectus and the information incorporated by reference in this prospectus supplement and the accompanying base prospectus before investing in the shares. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying base prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date specified in the relevant agreement. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and in the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, and any free writing prospectus authorized by us is accurate as of any date other than the respective dates of those documents regardless of the time of delivery to you. You should not consider this prospectus supplement, the accompanying prospectus, or any free writing prospectus authorized by us to be an offer or solicitation relating to the shares in any jurisdiction in which such an offer or solicitation relating to the shares is not authorized. Furthermore, you should not consider this prospectus supplement, the accompanying base prospectus, or any free writing prospectus authorized by us to be an offer or solicitation relating to the shares if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless otherwise stated, references in this prospectus supplement to “IntriCon,” the “Company,” “we,” “us” and “our” refer to IntriCon Corporation and its consolidated subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference. This summary does not contain all the information that you should consider before investing in our securities. You should read carefully this entire prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision to purchase our common stock, especially the risks discussed in the section entitled “Risk Factors” in this prospectus supplement and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 13, 2018, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus.

The Company

Company Overview

IntriCon is an international company engaged in designing, developing, engineering, manufacturing and distributing body-worn devices. The Company serves the body-worn device market by designing, developing, engineering, manufacturing and distributing micro-miniature products, microelectronics, micro-mechanical assemblies, complete assemblies and software solutions, primarily for the emerging value based hearing healthcare market, the medical bio-telemetry market and the professional audio communication market. The Company is a Pennsylvania corporation formed in 1930, and has gone through several transformations since its formation. The Company’s core business of body-worn devices was established in 1993 through the acquisition of Resistance Technologies Inc., now known as IntriCon, Inc. The Company has facilities in Minnesota, Illinois, Singapore, Indonesia, the United Kingdom and Germany, and operates through subsidiaries.

The Company’s website is www.intricon.com. Information contained in, or accessible through, the Company’s website does not constitute a part of this prospectus supplement or a part of the accompanying base prospectus.

For a detailed description of IntriCon’s business, the latest financial statements of IntriCon, management’s discussion and analysis of IntriCon’s financial condition and results of operations, and other important information concerning IntriCon, please refer to IntriCon’s Annual Report on Form 10-K for the year ended December 31, 2017, IntriCon’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 3018 and other documents filed with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Market Overview

IntriCon serves the body-worn device market by designing, developing, engineering, manufacturing and distributing micro-miniature products, microelectronics, micro-mechanical assemblies, complete assemblies and software solutions, primarily for the medical bio-telemetry market, the emerging value based hearing healthcare market, the hearing health direct to consumer market and the professional audio communication market.

Hearing Healthcare Market

In the United States alone, there are approximately 40 million adults that report some degree of hearing loss. In adults, the most common cause of hearing loss is aging and noise. In fact, by the age of 65, one out of three people have hearing loss. The hearing-impaired population is expected to grow significantly over the next decade due to an aging population and more frequent exposure to loud sounds that can cause noise-induced hearing loss. It is estimated that hearing aids can help more than 90 percent of people with hearing loss, however the current market penetration into the U.S. hearing impaired population is approximately 20 percent, a percentage that has remained essentially unchanged for the last four decades. The primary deterrents to greater penetration are cost and access. Along with this, the legacy channel is an oligopoly of five large hearing aid manufacturers who utilize bricks and mortar and licensed audiologists to sell devices while controlling the channel dynamics.

The average cost of a hearing aid sold in the US market today is over $2,400 per device, more than double the cost from twelve years ago. Approximately 70 percent of the hearing impaired have hearing loss in both ears (referred to as a binaural loss), driving the total cost to almost $5,000 on average for a set of hearing aids.

We believe a perfect vortex of factors has come together over the last few years to enable the emergence of a market disruptive, high-quality, low cost distribution model, including continued consolidation of retail (causing escalating hearing aid prices), consumer outcry, consumer education, advancements in technology (such as behind-the-ear devices, advanced digital signal processing, low-power wireless, and self-fitting software) as well as regulatory actions and pronouncements by the U.S. Food and Drug Administration, the President’s Council of Advisors on Science and Technology and the National Academies of Science, Engineering and Medicine.

Today in the US market, the legacy channel pushes all hearing impaired through the same inefficient, costly channel. However, a very large portion of the hearing-impaired market – mostly notably those with mild to moderate losses – could be properly served with the proper combination of high quality, outcome-based devices, advanced fitting software and consumer services/care best practices – all at much lower cost. We believe fundamental change is needed and are excited about the opportunity to deliver affordable, quality outcomes-based hearing healthcare, by combining state-of-the-art devices and software technology, along with best practices customer service and at a much lower cost directly to consumers across the country, many of whom have not been able to afford care previously.

In early January 2016, the U.S. Food and Drug Administration (FDA) weighed in on low hearing aid penetration rates with an announcement that highlighted statistics from the National Institute on Deafness and Other Communication Disorders. They found that 37.5 million U.S. adults aged 18 and older report some form of hearing loss. However, only 30 percent of adults over 70, and 16 percent of those aged 20 to 69, who could benefit from wearing hearing aids, have ever used them. Based on these statistics, the FDA reopened the public comment period on draft guidance related to the agency’s premarket requirements for hearing aids and personal sound amplifiers (PSAPs). In April 2016, the FDA hosted a public workshop to, among other things, gather stakeholder and public input on draft guidance related to the agency’s premarket requirements for hearing aids and PSAPs. The FDA’s intent is to consider ways in which it can most effectively regulate hearing aids to promote accessibility and affordability while encouraging innovation. In December 2016, the FDA announced important steps to better support consumer access to hearing aids. The agency issued a guidance document explaining that it does not intend to enforce the requirement that individuals age 18 and older receive a medical evaluation or sign a waiver prior to purchasing most hearing aids, effective immediately. It also announced its commitment to consider creating a category of over-the-counter (OTC) hearing aids.

Furthermore, there have been significant public policy developments during 2017. On August 18, 2017, President Donald Trump signed into law H.R. 2430, the FDA Reauthorization Act of 2017, which includes a section concerning the regulation of OTC hearing aids. The law is designed to enable adults with mild to moderate hearing loss to access OTC hearing aids without being seen by a hearing care professional. The law requires the FDA to create and regulate a category of OTC hearing aids to ensure they meet the same high standards for safety, consumer labeling, and manufacturing protection that all other medical devices must meet. Additionally, the law mandates that the FDA establish an OTC hearing aid category for adults with “perceived” mild to moderate hearing loss within three years of passage of the legislation. The FDA also must finalize a rule within 180 days after the close of the comment period, detailing what level of safety, labeling and consumer protections will be included. We believe this law has the potential to remove the significant barriers existing today that prevent innovative hearing health solutions. We believe that this law will invigorate competition, spur innovation and facilitate the development of an ecosystem of hearing health care that provides affordable and accessible solutions to millions of unserved or underserved Americans. Today, IntriCon serves both the value-based hearing healthcare channel and the legacy hearing health channel.

Value-Based Hearing Healthcare

The Company believes the value-based hearing healthcare (VBHH) market offers significant growth opportunities. In contrast to the legacy channel dynamics, the VBHH market channel is flexible and able to serve the end consumer through a variety of modalities which may include remoting fittings, customer support call centers, bricks and mortar, etc. The average price of a hearing aid sold through this channel is less than twenty-five percent of the average $2,400 device cost typically sold through the legacy channel. The Company recently commissioned an ethnographic research study, which identified a $3+ billion annual value-based hearing healthcare market opportunity. In addition, this study assisted us in identifying our customer, various customer segmentations and personas. To best approach this market opportunity, we have focused our efforts to serve both the value-based Direct-to-End-Consumer (DTEC) and value-based Indirect-to-End-Consumer (ITEC)

channels. Over the past decade we have invested in the manufacturing footprint, product technology and fitting software to provide individuals access to affordable, quality outcomes-based hearing healthcare.

Our DTEC represents a channel that sells products and services directly to the end consumer, which today consists of our Hearing Help Express (HHE) business. In December of 2017, we purchased the remaining 80% of HHE, a direct-to-consumer mail order hearing aid provider. However, the Company has been preparing to address this market long before the acquisition of HHE and in fact has spent the last decade, investing in the technology and low-cost manufacturing to design and build superior devices and fitting solutions. With this acquisition, we believe we now have the channel infrastructure to directly reach consumers and—importantly for millions—the ability to offer high-quality hearing healthcare at a fraction of the cost. The Company’s devices and technologies coupled with HHE’s high-touch care, outcomes based, and hassle free telemedicine model has created a complete eco-system of hearing healthcare in which the Company intends to serve the $3+ billion market. Through our other VBHH initiatives and tests, we have formed alliances with other key partners, which have given us experience and vital insight as we move aggressively into a more consumer-facing role. HHE provides an efficient, direct-to-consumer channel to reach consumers who likely do not have insurance that will cover hearing devices. This is a channel that we can build on and expand via technology—and one that is complementary with many of our existing relationships.

The Company is also focused on serving its value-based ITEC customers, those companies selling products and services directly to the end consumer. We have established ourselves as a leader in supplying this portion of the market with advanced, outcome-based products and accessories. The Company has formed strong relationships with various customers in the channel, including insurance providers, and geriatric product retailers and other DTC hearing aid providers.

Legacy Hearing Health Channel

We also believe there are niches in the legacy hearing health channel that will embrace our outcomes-based products and technologies in the United States and Europe. High costs of legacy devices and retail consolidation have constrained the growth potential of the independent audiologist and dispenser. We believe our software and product offering can provide independent audiologists and dispensers the ability to compete with larger retailers, such as Costco, and manufacturer owned retail distributors.

Medical Bio-Telemetry

In the medical bio-telemetry market, the Company is focused on sales of bio-telemetry devices for life-critical diagnostic monitoring. The Company manufactures microelectronics, micro-mechanical assemblies, high-precision injection-molded plastic components and complete bio-telemetry devices for emerging and leading medical device manufacturers. The medical industry is faced with pressures to reduce the cost of healthcare. Driven by its core technologies, IntriCon helps shift the point of care from expensive traditional settings, such as hospitals, to less expensive non-traditional settings like the home. IntriCon currently serves this market by offering medical manufacturers the capabilities to design, develop, manufacture and distribute medical devices that are easier to use, are more miniature, use less power, and are lighter. Increasingly, the medical industry is looking for wireless, low-power capabilities in their devices.

IntriCon currently has a presence in the diabetes and cardiac-catheter positioning markets. For diabetes, IntriCon works with Medtronic to manufacture their wireless continuous glucose monitors (CGM), sensors assemblies, and accessories associated with Medtronic’s insulin pump and CGM system. In August 2016, the FDA approved the MiniMed 630G system which is intended to replace Medtronic’s MiniMed 530G system. In September 2016, the FDA approved the next generation MiniMed 670G insulin pump system, which IntriCon components are also designed into. The MiniMed 670G is the world’s first hybrid closed loop insulin delivery system. In June 2017, the 670G was launched in the U.S. Medtronic began fulfilling orders from patients enrolled in their Priority Access Program. In parallel, Medtronic began taking new orders from interested customers who want to be next in line to receive the system after the Priority Access orders are filled. In March 2018, the FDA approved the Guardian Connect, Medtronic’s standalone CGM system that allows patients to stay ahead of high and low glucose events. Looking ahead, we believe there are opportunities to expand our diabetes product offering with Medtronic, as well as move into new markets outside of the diabetes market.

IntriCon has a suite of medical coils and micro coils that it offers to various original equipment manufacturing (OEM) customers. These products are currently used in pacemaker programming and interventional catheter positioning applications.

IntriCon manufactures bubble sensors and flow restrictors that monitor and control the flow of fluid in an intravenous infusion system as well as a family of safety needle products for an OEM customer that utilizes IntriCon’s insert and straight molding capabilities. These products are assembled using full automation, including built-in quality checks within the production lines.

Professional Audio Communications

IntriCon entered the high-quality audio communication device market in 2001, and now has a line of miniature, professional audio headset products used by customers focusing on emergency response needs. The line includes several communication devices that are extremely portable and perform well in noisy or hazardous environments. These products are well suited for applications in the fire, law enforcement, safety, aviation and military markets. In addition, the Company has a line of miniature ear- and head-worn devices used by performers and support staff in the music and stage performance markets. We believe performance in difficult listening environments and wireless operations will continue to improve as these products increasingly include our proprietary nanoDSP, wireless nanoLink and PhysioLink technologies.

Core Technologies Overview

Our core technologies expertise is focused on three main markets: medical bio-telemetry, value based hearing healthcare and professional audio communications. Over the past several years, the Company has increased investments in the continued development of five critical core technologies: Ultra-Low-Power (ULP) Digital Signal Processing (DSP), ULP Wireless, Fitting Software, Microminiaturization, and Miniature Transducers. These five core technologies serve as the foundation of current and future product platform development, designed to meet the rising demand for smaller, portable, more advanced devices and the need for greater efficiencies in the delivery models. The continued advancements in this area have allowed the Company to further enhance the mobility and effectiveness of miniature body-worn devices.

ULP DSP

DSP converts real-world analog signals into a digital format. Through our nanoDSP™ technology, IntriCon offers an extensive range of ULP DSP amplifiers for hearing, medical and professional audio applications. Our proprietary nanoDSP incorporates advanced ultra-miniature hardware with sophisticated signal processing algorithms to produce devices that are smaller and more effective. The Company further expanded its DSP portfolio including improvements to its Reliant CLEAR™ feedback canceller, offering increased added stable gain and faster reaction time. Additionally, the DSP technologies are utilized in the Audion8™, our eight-channel hearing aid amplifier, and the Audion16™, our wide dynamic range compression sixteen-channel hearing aid amplifier. The amplifiers are feature-rich and are designed to fit a wide array of applications. In addition to multiple compression channels, the amplifiers have a complete set of proven adaptive features which greatly improve the user experience.

ULP Wireless

Wireless connectivity is fast becoming a required technology, and wireless capabilities are especially critical in new body-worn devices. IntriCon’s BodyNet™ ULP technology, including the nanoLink™ and PhysioLink™ wireless systems, offers solutions for transmitting the body’s activities to caregivers and wireless audio links for professional communications and surveillance products, including diabetes monitoring and audio streaming for hearing devices.

IntriCon is in the final stages of commercializing its Physiolink3 wireless technology, which will be incorporated into product platforms serving the medical, hearing health and professional audio communication markets. This system is based on 2.4GHz proprietary digital radio protocol in the industrial-scientific-medical (ISM) frequency band and enables audio and data streaming and command and control to ear-worn and body-worn applications over distances of up to ten meters. The Physiolink3 technology can be used to increase productivity in the emerging VBHH channels through in office wireless programming, remote cloud based fitting and consumer directed self-fitting of hearing aids. This will provide both greater access and lower costs for patients. In addition, remote control functions will improve the patient experience while using the device especially for those with diminished dexterity. The Physiolink3 technology builds on the Physiolink2 capabilities by adding wireless streaming at, what we believe, are much lower power levels than any technology currently on the market. This will allow for accessories to enhance the user experience in noisy environments by allowing audio streaming directly to the hearing aid.

Fitting Software

The ability to efficiently and effectively fit hearing aids is critical to building a value based eco-system of hearing healthcare. By developing more advanced fitting software systems, individuals can benefit from fittings that conform to their specific loss, while eliminating the need for an in-person appointment. In addition to the traditional fitting software, IntriFit, used in the conventional channel, IntriCon has made significant investments in various advanced fitting software solutions that can enable remote and self-fitting solutions. IntriCon believes these advanced fitting solutions, along with the other components of the eco-system, will drive access, affordability and superior customer satisfaction to the millions of individuals that cannot receive care today, primarily due to high cost and low access. IntriCon expects to introduce our advanced fitting solutions through our various VBHH channels later in 2018.

Microminiaturization

We began honing our microminiaturization skills over 30 years ago, supplying components to the hearing health industry. Our core miniaturization technology allows us to make devices for our markets that are one cubic inch and smaller. We also are specialists in devices that run on very low power, as evidenced by our ULP wireless and DSP. Less power means a smaller battery, which enables us to reduce size even further, and develop devices that fit into the palm of one’s hand.

Miniature Transducers

Included in our transducer line are our miniature medical coils and micro coils used in pacemaker programming and interventional catheter positioning applications. We believe that with the increase of greater interventional care, our coil technology harbors significant value.

Principal Executive Offices

The Company’s headquarters are located at 1260 Red Fox Road, Arden Hills, MN 55112, and its telephone number is (651) 636-9770.

The Offering

Common stock offered	1,500,000 shares.

Option to purchase additional shares	We have granted the underwriters an option to purchase up to an additional 225,000 shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Common stock to be outstanding after this offering and our repurchase of 500,000 shares of our common stock	8,189,580 shares (or 8,414,580 shares if the underwriters exercise in full their option to purchase additional shares).

Proceeds of offering	We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $77.3 million (or approximately $88.9 million if the underwriters exercise in full their option to purchase additional shares).

Use of proceeds	We intend to use the net proceeds from this offering to repay outstanding term loan borrowings under our senior credit facility, to repay outstanding borrowings under our capital expenditure loan facility; to repay outstanding revolving loan borrowings under our senior credit facility, to fund purchases of capital equipment in connection with the expansion of our manufacturing facilities, to repurchase 500,000 shares of our common stock from our directors and officers, and for working capital and other general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-7 of this prospectus supplement, and the risks discussed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol	“IIN”

The number of shares of our common stock to be outstanding immediately after the offering is based on 7,189,580 shares of our common stock outstanding as of July 31, 2018, and excludes:

●	1,101,586 shares issuable upon the exercise of stock options outstanding as of July 31, 2018, at a weighted average exercise price of $6.05 per share;

●	97,723 shares issuable upon the vesting of restricted stock units outstanding as of July 31, 2018;

●	229,931 shares of our common stock reserved for future grants of stock options, stock awards, stock appreciation rights, restricted stock units and other equity-based awards under our 2015 Equity Incentive Plan as of July 31, 2018; and

●	94,697 shares of our common stock reserved for purchase under our Employee Stock Purchase Plan, as amended as of July 31, 2018.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 225,000 shares of our common stock.

RISK FACTORS

An investment in our common stock is subject to a number of risks and uncertainties. Before you make a decision to invest in our securities, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in any subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus in their entirety, together with other information in this prospectus supplement, the accompanying base prospectus, and the information and documents incorporated by reference. The risks and uncertainties described below, and those incorporated by reference into this prospectus supplement and the accompanying base prospectus, are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, results of operations and prospects could be materially affected. In that case, the value of our common stock could decline substantially.

Risk Factors Relating to the Offering and Our Common Stock

The market price of our common stock has been and is likely to continue to be volatile and there has been relatively limited trading volume in our stock, which may make it difficult for shareholders to resell common stock when they want to and at prices they find attractive.

The market price of our common stock has been and is likely to be highly volatile, and there has been relatively limited trading volume in our common stock. Our stock price has increased significantly during the past 12 months and in the future may not continue to increase at the same rate or may decline. The common stock market price could be subject to wide fluctuations in response to a variety of factors, including the following:

●	announcements of fluctuations in our or our competitors’ operating results;

●	required changes in our reported revenue and revenue recognition accounting policy under Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606);

●	the timing and announcement of sales or acquisitions of assets by us or our competitors;

●	changes in estimates or recommendations by securities analysts;

●	adverse or unfavorable publicity about our products, technologies or us;

●	the commencement of material litigation, or an unfavorable verdict, against us;

●	terrorist attacks, war and threats of attacks and war;

●	additions or departures of key personnel; and

●	sales of common stock by us or our shareholders.

Our offering price may not be indicative of the price of our stock that will prevail in the trading market following the offering. In addition, the stock market in recent years has experienced significant price and volume fluctuations. Such volatility has affected many companies irrespective of, or disproportionately to, the operating performance of these companies. These broad fluctuations and limited trading volume may materially adversely affect the market price of our common stock, and your ability to sell our common stock.

Most of our outstanding shares are available for resale in the public market without restriction. All of the shares sold in this offering, other than shares purchased by our affiliates, will also be available for resale in the public market without restriction. The sale of a large number of these shares could adversely affect the share price and could impair our ability to raise capital through the sale of equity securities or make acquisitions for common stock.

“Anti-takeover” provisions may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to shareholders.

We are a Pennsylvania corporation. Anti-takeover provisions in Pennsylvania law and our charter and bylaws could make it more difficult for a third party to acquire control of us. These provisions could adversely affect the market price of the common stock and could reduce the amount that shareholders might receive if we are sold. For example, our charter provides that the board of directors may issue preferred stock without shareholder approval. In addition, our bylaws provide for a classified board, with each board member serving a staggered three-year term. Directors may be removed only for cause and only upon the affirmative vote of the holders of at least two-thirds of all of the shares of common stock outstanding and entitled to vote.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to repay outstanding term loan borrowings under our senior credit facility, to repay outstanding borrowings under our capital expenditure loan facility; to repay outstanding revolving loan borrowings under our senior credit facility, to fund purchases of capital equipment in connection with the expansion of our manufacturing facilities, to repurchase shares of our common stock from our directors and officers, and for working capital and other general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

Investors in this offering will experience immediate and substantial dilution and may experience further dilution in the future.

The public offering price of the common stock offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. Furthermore, we expect that we will seek to raise additional capital from time to time in the future. Such financings may involve the issuance of equity and/or securities convertible into or exercisable or exchangeable for our equity securities. We also expect to continue to utilize equity-based compensation. To the extent options are exercised, restricted stock units vest or we issue common stock, preferred stock, or securities such as warrants that are convertible into, exercisable or exchangeable for, our common stock or preferred stock in the future, you may experience further dilution.

Our shareholders may experience further dilution in their percentage ownership if we issue additional shares of common stock in the future.

Any additional future issuances of common stock by us will reduce the percentage of our common stock owned by investors purchasing shares in this offering who do not participate in such future issuances. In most circumstances, shareholders will not be entitled to vote on whether or not we issue additional common stock.

Because we do not expect to pay dividends on our common stock, shareholders will benefit from an investment in our common stock only if it appreciates in value.

We currently intend to retain any future earnings to support operations and to finance the growth and development of our business and do not intend to pay cash dividends on our common stock for the foreseeable future. Any payment of future dividends will be at the discretion of our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends, and other factors that our board of directors deems relevant. Terms of our banking agreements prohibit the payment of cash dividends without prior bank approval. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which shareholders have purchased their shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying base prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and may involve material risks, assumptions and uncertainties. Statements that are not purely historical should be considered forward-looking statements. Often they can be identified by the use of forward-looking words and phrases, such as “may,” “will,” “believe,” “anticipate,” “expect,” “should,” “optimistic,” “continue,” “estimate,” “intend,” “plan,” “would,” “could,” “guidance,” “potential,” “opportunity,” “project,” “forecast,” “confident,” “projections,” “schedule,” “designed,” “future” and the like. These statements may include, but are not limited to statements regarding net operating loss carryforwards, the ability to meet cash requirements for operating needs, the ability to meet liquidity needs, assumptions used to calculate future levels of funding of employee benefit plans, the adequacy of insurance coverage, and the impact of new accounting pronouncements and litigation. Forward-looking statements also include, without limitation, statements as to the Company’s expected future results of operations and growth, strategic alliances and their benefits, government regulation, potential increases in demand for the Company’s products, the Company’s ability to meet working capital requirements, the Company’s business strategy, the expected increases in operating efficiencies, anticipated trends in the Company’s markets, estimates of goodwill impairments and amortization expense of other intangible assets, the effects of changes in accounting pronouncements, the effects of litigation and the amount of insurance coverage, and statements as to trends or the Company’s or management’s beliefs, expectations and opinions.

These statements are based on our current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties. Actual results and timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors including, without limitation, the risks outlined from time to time in our filings with the SEC. These risks and uncertainties should be considered in evaluating any forward-looking statement contained in this prospectus supplement, the accompanying base prospectus or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this prospectus supplement. In addition, our past results are not necessarily indicative of our future results.

USE OF PROCEEDS

We estimate that our net proceeds from the sale of shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $77.3 million, or approximately $88.9 million if the underwriters exercise in full their option to purchase additional shares of common stock.

We intend to use the net proceeds from this offering to repay outstanding term loan borrowings under our senior credit facility; to repay outstanding borrowings under our capital expenditure loan facility; to repay outstanding revolving loan borrowings under our senior credit facility; to fund purchases of capital equipment in connection with the expansion of our manufacturing facilities; to repurchase 500,000 shares of our common stock from our directors and officers; and for working capital and other general corporate purposes. As of July 31, 2018, we had outstanding balances of approximately $5.75 million under our term loan, approximately $1.0 million under our capital expenditure loan facility, and approximately $5.9 million under our revolving credit facility. Amounts we pay down under our capital expenditure loan facility and our revolving credit facility may be reborrowed in the future.

We have entered into an equity purchase agreement with the following directors and officers of our company: Mark S. Gorder (President, Chief Executive Officer and director), Michael J. McKenna (director), Nicholas A. Giordano (director), Robert N. Masucci (director), Michael P. Geraci (Vice President of Sales and Marketing), Dennis L. Gonsior (Vice President of Global Operations), Greg Gruenhagen (Vice President of Quality and Regulatory Affairs), Scott Longval (Chief Financial Officer) and Delain Wright (Vice President of Business Development). Pursuant to the equity purchase agreement, we will repurchase an aggregate of 500,000 shares of our common stock from such directors and officers at a price equal to the net proceeds per share that we will receive from this offering, before expenses. The closing of the share repurchase will be contingent on the closing of, and is expected to occur following the closing of this offering. The shares that we repurchase will be retired and returned to the status of authorized, but unissued shares.

Our credit facility has a maturity date of December 15, 2022. The weighted average interest rate on our revolving credit facility and term loan were 5.25% and 4.92% for the six months ended June 30, 2018. During fiscal 2018, our capital expenditure loan facility bears interest based on applicable bank margins plus the higher of (a) the Prime Rate, and (b) the Federal Funds Rate plus 0.5% per annum. A more complete description of our credit facility is set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the notes to our consolidated financial statements in each of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each of which is incorporated by reference in this prospectus supplement.

The amounts and timing of our actual expenditures will depend on numerous factors, including, capital equipment terms and conditions, demand from our customers, and securing new business opportunities, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for each of the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our consolidated cash and total capitalization as of June 30, 2018:

●	on an actual basis;

●	on an as adjusted basis to give effect to (a) this offering (assuming no exercise of the underwriters’ option to purchase additional shares) at a price per share of $55.00 and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and (b) the application of the net proceeds from this offering.

The following data is qualified in its entirety by, and should be read in conjunction with, the information provided under the caption “Use of Proceeds” in this prospectus supplement, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 incorporated by reference in this prospectus supplement and our consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	As of June 30, 2018
	Actual	As Adjusted (1)
	(dollars in thousands) (unaudited)
Cash	$539	$39,795

Current maturities of long-term debt(2)	$2,072	$1,072
Long-term debt, less current maturities(2)	$11,205	$61

Equity:
Common stock, $1.00 par value: 20,000,000 shares authorized; 7,037,305 shares issued and outstanding, actual; 8,037,305 shares issued and outstanding, as adjusted	7,037	8,037
Additional paid-in capital	22,489	72,889
Accumulated deficit	(3,281)	(3,281)
Accumulated other comprehensive loss	(899)	(899)
Total shareholders’ equity	25,346	76,746
Non-controlling interest	(279)	(279)
Total equity	25,067	76,467
Total capitalization	38,344	77,600

(1)	The “As adjusted” column reflects (i) the repayment of $5.75 million of borrowings under our term loan and $6.4 million of borrowings under our revolving credit facility (there were no borrowings outstanding under our capital expenditure loan facility as of June 30, 2018) and (ii) the repurchase and cancellation of 500,000 shares of our common stock from our directors and officers at a price equal to the net proceeds per share received by IntriCon in the offering, before expenses. Pending the use of the net proceeds from this offering for funding of capital expenditures or for working capital and general corporate purposes, we may temporarily invest in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. See “Use of Proceeds” Our receipt of the balance of the net proceeds from this offering has been applied to increase the amount of cash reflected in the “As Adjusted” column of the table above and does not reflect any potential temporary investment of such proceeds.

(2)	As of July 31, 2018, we had outstanding balances of approximately $5.75 million under our term loan, approximately $1.0 million under our capital expenditure loan facility, and approximately $5.9 million under our revolving credit facility.

The capitalization table above is based on the number of shares outstanding as of June 30, 2018, does not give effect to any exercise of the underwriters’ option to purchase additional shares, and excludes:

●	1,248,961 shares issuable upon the exercise of stock options outstanding as of June 30, 2018, at a weighted average exercise price of $5.96 per share;

●	97,723 shares issuable upon the vesting of restricted stock units outstanding as of June 30, 2018;

●	214,565 shares of our common stock reserved for future grants of stock options, stock awards, stock appreciation rights, restricted stock units and other equity-based awards under our 2015 Equity Incentive Plan as of June 30, 2018; and

●	94,697 shares of our common stock reserved for purchase under our Employee Stock Purchase Plan, as amended as of June 30, 2018.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement between us and Stifel, Nicolaus & Company, Incorporated, as representative of the several underwriters, each of the underwriters named below has severally agreed to purchase from us the aggregate number of shares set forth opposite its name below:

Underwriters	Number of Shares
Stifel, Nicolaus & Company, Incorporated	1,275,000

B. Riley FBR, Inc.	150,000

Dougherty & Company	75,000

Total	1,500,000

The underwriting agreement provides that the obligations of the several underwriters are subject to various conditions, including approval of legal matters by counsel. The nature of the underwriters’ obligations commits the underwriters to purchase and pay for all of the shares listed above if any are purchased.

The underwriters expect to deliver the shares to purchasers on or about August 20, 2018.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 225,000 shares of our common stock from us, at the public offering price, less the underwriting discounts and commissions payable by us, as set forth on the cover page of this prospectus supplement. If the underwriters exercise this option in whole or in part, then each of the underwriters will be separately committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of our common stock in proportion to their respective commitments set forth in the table above.

Commissions and Discounts

The underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and at this price less a concession not in excess of $1.98 per share of common stock to other dealers. After this offering, the offering price and other selling terms may be changed by the representative. Our shares are offered subject to receipt and acceptance by the underwriters and to other conditions, including the right to reject orders in whole or in part.

The following table summarizes the compensation to be paid to the underwriters by us and the proceeds, before expenses, payable to us:

	Per Share		Total
	No Exercise	Full Exercise	No Exercise	Full Exercise
Public offering price	$55.00	$55.00	$82,500,000	$94,875,000
Underwriting discounts and commissions	$ 3.30	$ 3.30	$ 4,950,000	$ 5,692,500
Proceeds, before expenses, to us	$51.70	$51.70	$77,550,000	$89,182,500

The expenses of the offering, not including the underwriting discounts and commissions, payable by us are estimated to be $300,000, which includes up to $75,000 that we have agreed to reimburse the underwriters for certain of their out-of-pocket expenses.

Indemnification of Underwriters

We will indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

Pursuant to certain “lock-up” agreements, we and our executive officers and directors, including our executive officers and directors who are a party to the equity purchase agreement described elsewhere in this prospectus supplement, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representative of the underwriters, for a period of 90 days after the date of this prospectus supplement. In addition, we agreed to not file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of the representative of the underwriters, for such 90 day period.

The exceptions to the lock-up for executive officers and directors subject to the lock-up include: (a) transfers made as a bona fide gift; (b) transfers of common stock or any security convertible into or exercisable for common stock to an immediate family member, an immediate family member of a domestic partner or a trust for the benefit of the executive officer or director, a domestic partner or an immediate family member or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the executive officer or director, a domestic partner and/or one or more family members of the executive officer or director or the domestic partner of the executive officer or director in a transaction not involving a disposition for value; (c) transfers made by will or intestate succession; (d) securities transferred to one or more affiliates of the person or entity subject to the lock-up and distributions of securities to partners, members or shareholders of an entity subject to the lock-up in a transaction not involving a disposition for value; (e) transfers made pursuant to the equity purchase agreement described in this prospectus supplement; (f) the exercise of any option, warrant or other right to acquire shares of common stock, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units, or the conversion of any convertible security into securities of the Company, provided, however, that in any such case the securities issued upon exercise shall remain subject to the lock-up; and (g) the surrender or forfeiture of shares of common stock to the Company in a transaction exempt from Section 16(b) of the Exchange Act to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards or in connection with the “net” or cashless exercise of stock options. In addition one of our directors, may sell up to an aggregate of 10,000 shares of common stock pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act on or after the date of this prospectus supplement.

Additionally, in our case, exceptions to the lock -up restrictions include: (a) shares sold in this offering; (b) shares or other securities issued pursuant to any director or employee stock option or incentive plan, employee stock purchase plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the date of this prospectus supplement; (c) shares of common stock issued upon the conversion of outstanding securities; (d) subject to certain limitations, shares or other securities issued in connection with any acquisition or strategic agreement, provided that the aggregate number of shares issued does not exceed 10% of the number of shares of common stock outstanding after giving effect to this offering and our repurchase of 500,000 shares of common stock; (e) subject to certain limitations, filing of a registration statement on Form S-8 relating to the registration of shares issuable pursuant to a new equity incentive plan and the issuance of shares or other securities pursuant to such new plan.

Stifel, Nicolaus & Company, Incorporated, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Stifel, Nicolaus & Company, Incorporated will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Short Sales, Stabilizing Transactions and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the SEC.

Short sales. Short sales involve the sales by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares from us in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or by purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. Naked short sales are any short sales in excess of such option to purchase additional shares. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

Stabilizing transactions. The underwriters may make bids for or purchases of the shares for the purpose of pegging, fixing, or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages presales of the shares.

The transactions above may occur on the Nasdaq Global Market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. If these transactions are commenced, they may be discontinued without notice at any time.

Passive Market-Making

In connection with the offering, the underwriters may engage in passive market-making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of common stock and extending through the completion and distribution. A passive market-maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market-maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Miscellaneous

Our common stock is traded on the Nasdaq Global Market under the symbol “IIN.”

The underwriters have in the past, or may in the future, provide various investment banking and other financial services for us for which services they have received or may in the future receive, customary fees.

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus may not be made to the public in that relevant member state other than:

●	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative; or

●	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (Qualified Investors) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as relevant persons). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the common stock. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the common stock and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus supplement is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the common stock in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of the common stock acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the common stock outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the common stock will be deemed to have represented to the Company and the underwriter(s) that the investor (i) is purchasing the common stock as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the common stock and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the common stock or with respect to the eligibility of the common stock for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

LEGAL MATTERS

The validity of the issuance of the shares offered by this prospectus supplement and the accompanying base prospectus, together with certain other legal matters, will be passed upon for us by Blank Rome LLP, Philadelphia, Pennsylvania. The underwriters are being represented by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as set forth in their report therein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at the SEC’s other public reference facilities. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s Internet site. We maintain a website at http://www.intricon.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying base prospectus, and you should not consider it part of this prospectus supplement or part of the accompanying base prospectus.

documents incorporated by reference

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete and you should read the information incorporated by reference for more detail. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement but prior to the termination of the offering of the securities covered hereby (other than, in each case, information deemed to have been furnished or not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

●	those portions of our proxy statement for our 2018 Annual Meeting of Shareholders filed on March 13, 2018, which were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

●	our Current Reports on Form 8-K filed with the SEC on April 30, 2018, July 25, 2018 and August 14, 2018 (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K); and

●	the description of our common stock which is incorporated by reference to our Form 8-A filed with the SEC on December 28, 2007.

We will provide, without charge, to each person to whom this prospectus supplement is delivered, upon the written or oral request by such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to:

Scott Longval, Chief Financial Officer

c/o IntriCon Corporation

1260 Red Fox Road

Arden Hills, MN 55112

(651) 636-9770

PROSPECTUS

$125,000,000

INTRICON CORPORATION

Common Stock, Preferred Stock, Depositary Shares

Warrants to Purchase Common Stock, Preferred Stock or Depositary Shares

Subscription Rights to Purchase Common Stock, Preferred Stock or Depositary Shares

Share Purchase Contracts

Share Purchase Units

Units

We may offer from time to time securities described in this prospectus separately or together in any combination. We may offer and sell such securities in one or more offerings with a total aggregate principal amount or initial purchase price not to exceed $125.0 million. These securities may be convertible into or exchangeable for our other securities.

This prospectus provides a general description of these securities. We will provide you with specific information about the offering and terms of these securities in supplements to this prospectus. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

You should carefully read this prospectus and any applicable prospectus supplement, together with any documents incorporated by reference, before you invest in our securities.

We may offer and sell these securities on a continuous or delayed basis, at prices and on terms to be determined at the time of any particular offering, directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of underwriters, dealers or agents, if any, involved in the offering and any applicable discounts or commissions payable to them. Net proceeds from the sale of the securities will also be set forth in the applicable prospectus supplement.

Unless otherwise stated in a prospectus supplement, none of these securities will be listed on any securities exchange. Our common stock is listed on the NASDAQ Global Market under the symbol “IIN.” On July 23, 2018, the reported last sale price of our common stock was $50.05 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 of this prospectus. You should carefully read and consider the risk factors described in the applicable prospectus supplement and in the documents we incorporate by reference before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, referred to as the “SEC,” under the Securities Act of 1933, as amended, referred to as the “Securities Act.” Under this shelf registration statement, we are registering the securities described in this prospectus with a total aggregate principal amount or initial purchase price not to exceed $125.0 million. We may, from time to time, offer and sell such securities, or any combination of such securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below.

Unless the context requires otherwise or unless otherwise indicated, (i) all references to “IntriCon,” “Company,” “we,” “our,” or “us” refer collectively to IntriCon Corporation and its consolidated subsidiaries; and (ii) all references to “common shares” refer to shares of our common stock and all references to “preferred stock” refer to shares of our preferred stock.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

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INTRICON

We are an international company engaged in designing, developing, engineering, manufacturing and distributing body-worn devices. We serve the body-worn device market by designing, developing, engineering, manufacturing and distributing micro-miniature products, microelectronics, micro-mechanical assemblies, complete assemblies and software solutions, primarily for the emerging value based hearing healthcare market (which includes the hearing health direct to consumer market), the hearing health market, the medical bio-telemetry market and the professional audio communication market.

Our executive offices are located at 1260 Red Fox Road, Arden Hills, MN 55112, and our telephone number at that address is (651) 636-9770.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in any prospectus supplement and those incorporated by reference into this prospectus before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment in these securities. Please also refer to section below entitled “Cautionary Statement Relating to Forward-Looking Statements” for additional information related to risk factors that we may face.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov. Information about us is also available on our website at http://www.intricon.com. The information contained on or linked to our website is not part of this prospectus.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC rules allow us to incorporate by reference information in this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC. Information that we file with the SEC in the future automatically will update and supersede, where applicable, the information contained in this prospectus and in the documents previously filed with the SEC and incorporated by reference into this prospectus.

We incorporate by reference into this prospectus the following documents or information filed (File No. 1-05005) with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with SEC rules):

(a)       our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

(b)       our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

(c)       those portions of our proxy statement for our 2018 Annual Meeting of Shareholders filed on March 13, 2018, which were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(d)       our Current Reports on Form 8-K filed with the SEC on April 30, 2018 and July 25, 2018 (excluding any information furnished under Items 2.02 or 7.01 of Form 8-K); and

(e)       the description of our common stock which is incorporated by reference to our Form 8-A filed with the SEC on December 28, 2007.

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

To the extent that any information contained in any document or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

We will provide, without charge, to each person to whom this prospectus is delivered, upon the written or oral request by such person, a copy of the documents incorporated by reference as described above (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Please direct your oral or written request to:

Scott Longval, Chief Financial Officer

c/o IntriCon Corporation

1260 Red Fox Road

Arden Hills, MN 55112

(651) 636-9770

CAUTIONARY STATEMENT RELATING TO FORWARD-LOOKING STATEMENTS

Certain oral statements made by our management from time to time and some of the statements in this prospectus, the documents incorporated by reference into this prospectus and in any prospectus supplement may be deemed “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act, which are intended to be covered by the safe harbors created by those provisions. All statements, other than statements of historical fact, that discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us are forward-looking statements. The words “look forward to,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “could,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule,” “designed,” “future,” “discussions,” “if” and similar expressions, and the negative thereof, typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about our business.

These statements are not guarantees of future performance and are subject to a number of risks and uncertainties that could cause actual results to differ materially from what is expressed or implied by these forward-looking statements. Factors that could cause actual results to differ from those anticipated include, but are not limited to:

●	our ability to successfully implement our business and growth strategy;

●	risks arising in connection with the insolvency of our former subsidiary, Selas SAS, and potential liabilities and actions arising in connection with that insolvency;

●	the volume and timing of orders received by us, particularly from Medtronic and hi HealthInnovations;

●	changes in our estimated future cash flows;

●	our ability to collect our accounts receivable;

●	foreign currency movements in markets that we serve;

●	changes in the global economy and financial markets;

●	weakening demand for our products due to general economic conditions;

●	changes in the mix of products sold;

●	our ability to meet demand;

●	changes in customer requirements;

●	timing and extent of research and development expenses;

●	FDA approval, timely release and acceptance of our products and the products of our customers;

●	competitive pricing pressures;

●	pending and potential future litigation;

●	cost and availability of electronic components and commodities for our products;

●	our ability to create and market products in a timely manner and develop products that are inexpensive to manufacture;

●	our ability to comply with covenants in our debt agreements or to obtain waivers if we do not comply;

●	our ability to repay debt when it comes due;

●	our ability to obtain extensions of our current credit facility or a new credit facility;

●	the loss of one or more of our major customers;

●	our ability to identify, complete and integrate acquisitions;

●	effects of legislation;

●	effects of foreign operations;

●	our ability to develop new products;

●	our ability to recruit and retain engineering and technical personnel;

●	the costs and risks associated with research and development investments;

●	the recent recessions in Europe and the debt crisis in certain countries in the European Union;

●	our ability and the ability of our customers to protect intellectual property;

●	cybersecurity threats;

●	loss of members of our senior management team; and

●	other risk factors set forth in our most recent Annual Report on Form 10-K or any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, and referenced in this prospectus or the applicable prospectus supplement.

Unpredictable or unknown factors could also have material adverse effects on us. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Except as required under the Federal securities laws and rules and regulations of the SEC, we undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY SELL

Capital Stock

The following description of our capital stock includes a summary of certain provisions of applicable Pennsylvania law, our articles of incorporation and bylaws. The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Pennsylvania law and the provisions of our articles of incorporation, bylaws and any applicable certificates of designation, which have been or will be filed with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

General

If the prospectus supplement so provides, offered securities may be convertible into, exchangeable for or exercisable for shares of our capital stock. As described under “Description of Securities We May Sell—Depositary Shares”, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

Authorized Capitalization

As of July 23, 2018, our authorized capital stock consisted of (i) 20,000,000 shares of common stock, par value $1.00 per share, of which 7,146,243 shares were issued and outstanding, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which none was issued and outstanding.

Common Stock

The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any then outstanding preferred stock.

Dividend Rights.

The holders of our common stock may receive cash dividends, if and when declared by our board of directors out of funds legally available for that purpose, and subject to preferential rights of the holders of preferred stock outstanding at the time.

Voting Rights.

Subject to the rights specifically granted to holders of any then outstanding preferred stock, our common shareholders are entitled to vote together as a class on all matters submitted to a vote of our shareholders, including the election of directors. Each share of common stock entitles the holder thereof to one vote on each matter to come before the shareholders, except as otherwise provided in our articles of incorporation or by law. Holders of our common stock do not have cumulative voting rights with respect to the election of directors.

No Pre-emptive or Other Rights.

Holders of common stock are not entitled to pre-emptive, subscription, conversion or redemption rights.

Right to Receive Liquidation Distributions.

Upon our dissolution or liquidation, holders of our common stock are entitled to share ratably in our net assets after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.

Preferred Stock

Our board of directors may from time to time authorize the issuance of one or more series of preferred stock without shareholder approval. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board of directors is authorized to adopt resolutions to, among other things, issue shares of preferred stock in one or more series and to fix or change the determination of the voting rights, designations, preferences, limitations, special and relative rights of the shares of any class or series of the preferred stock. The authority of the board with respect to each class or series of preferred stock includes, but is not limited to, the determination of the following:

●	the number of shares constituting that class or series and the distinctive designation of that class or series;

●	the dividend rate on the shares of that class or series, whether the preferred stock will also be entitled to any participating or other dividends and whether dividends shall be cumulative, and, if so, from which date or dates;

●	whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms and conditions of such voting rights;

●	whether the shares shall be convertible into, or exchangeable for, any other shares of our stock or other securities and, if so, the terms and conditions of such conversion or exchange, including the conversion or exchange price or prices or rate or rates, provisions for any adjustment of the conversion or exchange prices or rates, and whether the shares shall be convertible or exchangeable at the option of the holder or us, or both, or upon the happening of a specified event or events;

●	whether the shares shall be redeemable and, if so, the terms and conditions, if any, upon which they may be redeemed, including the date or dates or event or events upon or after which they shall be redeemable, the cash, property or rights (including our securities or of an entity or entities other than us) for which they may be redeemed, whether they shall be redeemable at the option of the holder or us, or both, or upon the happening of a specified event or events and the amount or rate of cash, property or rights per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, including provisions for any adjustment of the redemption prices or rates;

●	whether the shares shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

●	the rights of the holders of the shares in the event of our voluntary or involuntary liquidation, dissolution, winding up or distribution of our assets;

●	whether the shares shall have priority over or parity with or be junior to the shares of any other series or class in any respect or shall be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or parity with the shares of such series in any respect, or restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or distributions or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

●	subject to the provisions of the next paragraph, any other preferences, qualifications, limitations, restrictions and relative or special rights or such series.

In the resolution or resolutions authorizing a new series of preferred stock, our board of directors may provide for such additional rights, and with respect to rights as to dividends, redemption and liquidation, such relative preferences between shares of different series, as are consistent with the rights of all outstanding shares of previously established series, and with all provisions of our articles of incorporation, but in the resolution or resolutions authorizing a new series of preferred stock our board of directors may provide that such series shall have a preference over outstanding preferred stock of any previously created series with respect to rights as to dividends, redemption and liquidation only to the extent that the resolution or resolutions of the board of directors authorizing such previously created series expressly so permits.

We will describe any the terms of any class of preferred stock authorized by our board of directors in the applicable prospectus supplement.

The issuance of such preferred stock may adversely affect the rights of holders of our common stock by, among other things:

●	restricting the payment of dividends on our common stock;

●	diluting the voting power of our common stock;

●	reducing the amount of assets remaining for payment to holders of shares in the event of a liquidation of assets or otherwise impairing the liquidation rights of our common stock;

●	delaying or preventing a change in control without further action by the shareholders; or

●	decreasing the market price of our common stock.

One of the effects of undesignated preferred stock whose terms may be set by the board of directors may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise.

Anti-Takeover Considerations and Special Provisions of the Articles of Incorporation, Bylaws and Pennsylvania Law

Our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect by delaying, deferring or preventing a change of control of us. In addition, certain provisions of Pennsylvania law may have a similar effect.

Preferred Stock

Our ability to issue preferred shares in the future having terms established by the board of directors without shareholder approval, while providing flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock. As noted above, one of the effects of undesignated preferred stock whose terms may be set by the board of directors may be to enable our board of directors to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise.

Classified Board of Directors

Our bylaws provide that our directors be classified into three classes, as nearly equal in number as possible, with one class being elected each year. Each director holds office for a term of three years until his or her successor is duly elected and qualified unless his or her term ends earlier due to death, resignation or removal. Any director or the entire board of directors may be removed only for cause and only upon the affirmative vote of two-thirds of all of the shares outstanding and entitled to vote; provided that the board of directors retains the right conferred by Pennsylvania corporate law to declare vacant the office of a director for reasons specified therein.

Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Removal of Directors

Our directors may be removed only for cause and only upon the affirmative vote of the holders of at least two-thirds of all of the shares of common stock outstanding and entitled to vote. This provision could also discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

Amendment to Articles of Incorporation and Bylaws

Under the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the “BCL,” shareholders may not propose an amendment to our articles of incorporation.

Our bylaws provide that the affirmative vote of the holders of at least two-thirds of our voting stock then outstanding, voting together as a single class, is required to amend or repeal provisions of our bylaws relating to a classified board or the removal of a director or the entire board of directors. Except for such provision, our bylaws generally may be amended by our board or by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, at a meeting at which a quorum is present, though such a majority be less than a majority of all of the shares entitled to vote thereon.

Special Meetings

Under the BCL, special meetings of shareholders may be called only by the board of directors. This provision may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by our board.

Advance Notice Procedures

Our bylaws require our shareholders to provide advance notice if they wish to submit a proposal or nominate candidates for director at a meeting of shareholders. These procedures provide that notice of shareholder proposals and shareholder nominations for the election of directors at a meeting of shareholders must be made in writing and received by our secretary, in the case of proposals, or the chairman of the nominating committee, in the case of director nominations, at our principal executive offices, in the case of an annual meeting, no later than the date upon which shareholder proposals must be submitted to us for inclusion in our proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and, in the case of a special meeting, the earlier of (a) 30 days prior to the printing of our proxy materials or information statement with respect to such meeting or (b) if no proxy materials or information statement are being distributed to shareholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to shareholders. Each nomination or proposal must set forth:

●	the name and address of the shareholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal;

●	a representation that the shareholder is a holder of record, and/or beneficial owner, of the voting stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted;

●	a description of all arrangements and understandings between the shareholder and each nominee or any other person or persons pursuant to which the nomination was made, or the proposal was submitted, by the shareholder;

●	such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the nominating committee; and

●	the consent of each nominee to serve as a director, if so elected.

Pennsylvania Anti-Takeover Provisions

The BCL includes certain provisions that may have an anti-takeover effect, including the following:

●	a director of a classified board may be removed by shareholders only for cause;

●	shareholders of “registered corporations,” such as IntriCon, are not entitled to call special meetings of the shareholders;

●	actions by shareholders of registered corporations without a meeting must receive the unanimous written consent of all shareholders; and

●	shareholders of registered corporations are not entitled to propose amendments to the articles of incorporation.

In addition, under the BCL, subject to certain exceptions, a business combination between a Pennsylvania corporation and a person owning 20% or more of such corporation’s voting stock, or an “interested person,” may be accomplished only if:

●	the business combination is approved by the corporation’s directors prior to the date on which such person acquired 20% or more of such stock, or if the board approved such person’s acquisition of 20% or more of such stock, prior to such acquisition;

●	the business combination is approved by the vote of shareholders entitled to cast a majority of votes that all shareholders would be entitled to cast in an election of directors (excluding shares held by the interested person), if the interested person owns shares entitled to cast at least 80% of the votes all shareholders would otherwise be entitled to cast in the election of directors, which vote may occur no earlier than three months after the interested person acquired its 80% ownership, and the consideration received by shareholders in the business combination satisfies certain minimum conditions;

●	the business combination is approved by the affirmative vote of all outstanding shares of common stock;

●	the business combination is approved by the vote of shareholders entitled to cast a majority of the votes that all shareholders would be entitled to cast in the election of directors (excluding shares held by the interested person), which vote may occur no earlier than five years after the interested person became an interested person; or

●	the business combination is approved at a shareholders’ meeting called for such purpose no earlier than five years after the interested person became an interested person, and the consideration received by shareholders in the business combination satisfies certain minimum conditions.

A corporation may exempt itself from this provision by an amendment to its articles of incorporation that requires shareholder approval. Our articles of incorporation do not provide an exemption from this provision. Pennsylvania has also adopted other anti-takeover legislation from which we have elected to exempt our company in our bylaws.

The BCL also expressly permits directors of a corporation to consider the interests of constituencies other than shareholders, such as employees, suppliers, customers, creditors and the community, in discharging their duties. The BCL provides, among other things, that directors need not, in their consideration of the best interests of the corporation, consider any particular constituency’s interest, including the interests of shareholders, as the dominant or controlling interest. Further, the BCL expressly provides that directors do not violate their fiduciary duty solely by relying on poison pills or anti-takeover provisions of the BCL.

The existence of the foregoing provisions of our articles of incorporation and bylaws and the BCL may have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by shareholders.

Limitations on Liability and Indemnification of Officers and Directors

Articles of Incorporation/Bylaws

As permitted by the BCL, our bylaws provide that a director shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that the director breached or failed to perform the duties of the director’s office, as required by the applicable provisions of the BCL, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Our bylaws also require us to indemnify any person who was or is a party (other than a party plaintiff suing in his own behalf or in the right of the Company) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was our director or officer, or is or was serving while our director or officer at our request as a director, officer, employee, agent fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney’s fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Our bylaws provide that expenses actually and reasonably incurred by our officer or director in defending a civil or criminal action, suit or proceeding described in the preceding paragraph shall be paid by us in advance of the final disposition of such action, suit or proceeding (regardless of the financial condition of such director or officer) upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by us.

Our bylaws also state that the indemnification provided for therein is not exclusive of any other rights persons seeking indemnification might have, including under any insurance arrangements.

Liability Insurance

We have obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to us and our shareholders, in the amount of $10.0 million.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or our controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock trades on the NASDAQ Global Market under the symbol “IIN”.

Depositary Shares

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement and form of depositary receipt that will be filed with the SEC in connection with the offering of such depositary shares. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any depositary shares offered by us will be described in the applicable prospectus supplement. To the extent the terms of the depositary shares described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue depositary shares representing fractional interests in preferred stock of any class or series. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between our company and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the series of preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In this event, the depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Conversion and Exchange

We will describe any terms relating to the conversion or exchange of any shares of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any shares of preferred stock underlying the depositary shares are subject to provisions relating to their conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

If shares of preferred stock underlying the depositary shares are subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary as a result of the redemption, in whole or in part, of the shares of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying that depositary share. Whenever we redeem shares of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the shares of preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the shares of preferred stock.

Warrants

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement and warrant certificates that will be filed with the SEC in connection with the offering of such warrants. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any warrants offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue warrants to purchase common stock, preferred stock or depositary shares. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that is a bank or trust company. Warrants will be represented by warrant certificates.

The terms of warrants described in the applicable prospectus supplement may include the following:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the underlying warrant securities purchasable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the underlying warrant securities with which the warrants are issued and the number of warrants issued with each underlying warrant security;

●	if applicable, the date on and after which the warrants and the related underlying warrant securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of certain U.S. federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase such number of common shares, preferred stock or depositary shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a so-called “cashless exercise”). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

Subscription Rights

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the subscription rights agreement and the subscription rights certificate that will be filed with the SEC in connection with the offering of such subscription rights. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any subscription rights offered by us will be described in the applicable prospectus supplement. To the extent the terms of the subscription rights described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

General

We may issue subscription rights to purchase common stock, preferred stock or depositary shares. We will issue subscription rights under a subscription rights agreement and subscription rights will be represented by subscription rights certificates.

The terms of subscription rights described in the applicable prospectus supplement may include the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock, preferred stock or depositary shares upon the exercise of the subscription rights;

●	the number of subscription rights issued;

●	the number and terms of the shares of common stock or shares of preferred stock or depositary shares;

●	the extent to which the subscription rights are transferable;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights; and

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder to purchase such number of common shares, preferred stock or depositary shares, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any subscription rights is to be paid. Upon receipt of payment of the exercise price and, if required, the certificate representing the subscription rights being exercised properly completed and duly executed at the office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

Holders of subscription rights will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any distributions, if any, on our shares.

Share Purchase Contracts and Share Purchase Units

The following summary of certain provisions of the share purchase contracts and share purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the share purchase contract, share purchase unit agreement, pledge agreement or depositary agreement, as applicable, that will be filed with the SEC in connection with the offering of such securities. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The particular terms of any share purchase contracts and share purchase units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the share purchase contracts and share purchase units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue share purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and either shares of preferred stock, depositary shares, debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original share purchase contract.

Units

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of the units. See “Where You Can Find More Information” for information on how to obtain copies of this document. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

●	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

The prospectus supplement related to a particular offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which the underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; or

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to compliance with applicable NASDAQ continued listing requirements. We may elect to list any series on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may be customers of, have engaged or engage in transactions with, and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

VALIDITY OF SECURITIES

The validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon by Blank Rome LLP. If legal matters in connection with offerings made pursuant to this prospectus and any related prospectus supplement are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as set forth in their reports therein. Such consolidated financial statements and schedule are incorporated by reference herein in reliance upon such reports given on the authority of said firm as experts in auditing and accounting.

1,500,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunning Manager

Stifel

Co-Managers

B. Riley FBR	Dougherty & Company

August 15, 2018